CUSIP No.	929566107	Page	16	of	17

SCHEDULE 13D JOINT FILING AGREEMENT
     The undersigned hereby agree as follows:
     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
     Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: August 11, 2009

TRAILER INVESTMENTS, LLC
By:	/s/ Michael J. Lyons
	Name:	Michael J. Lyons
	Title:	President

LINCOLNSHIRE EQUITY FUND III, L.P. By: Lincolnshire Equity Partners III, L.P. Its: General Partner By: Lincolnshire Equity III, LLC Its: General Partner
By:	/s/ Michael J. Lyons
	Name:	Michael J. Lyons
	Title:	Vice President

LINCOLNSHIRE EQUITY PARTNERS III, L.P. By: Lincolnshire Equity III, LLC Its: General Partner
By:	/s/ Michael J. Lyons
	Name:	Michael J. Lyons
	Title:	Vice President

CUSIP No.	929566107	Page	17	of	17

LINCOLNSHIRE EQUITY III, LLC
By:	/s/ Michael J. Lyons
	Name:	Michael J. Lyons
	Title:	Vice President

/s/ Thomas J. Maloney
Thomas J. Maloney